                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K/A

                               (Amendment No. 1)

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)        June 9, 1999
                                                 -------------------------------

                     Data Processing Resources Corporation
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            (Exact name of registrant as specified in its charter)



     California                     0-27612                     95-3931443
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   (State or other                (Commission                 (I.R.S. Employer
     jurisdiction                 File Number)               Identification No.)
   of incorporation)


        18301 Von Karman, Suite 600, Irvine, California         92612
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            (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code   (949) 553-1102
                                                   -----------------------------

                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.

               (a) On June 9, 1999, Data Processing Resources Corporation ("DPRC") acquired substantially all of the assets (the "Assets") of I T Services, Inc., a Texas corporation ("ITS"). The Assets were purchased for an initial cash purchase price (the "Purchase Price") of approximately $28 million and two contingent cash earnout payments to be made as soon as practicable after July 1, 2000 and July 1, 2001, based on a multiple of ITS' earnings before interest and taxes for the twelve-month periods ending April 30, 2000 and April 30, 2001, respectively.

               In determining the consideration to be paid in the acquisition, DPRC reviewed ITS' financial statements and its business and determined an approximate aggregate value of ITS' business to DPRC based on a multiple of adjusted earnings before interest and taxes on a twelve month trailing basis. A final determination of such value was arrived at by means of arm's length bargaining among the parties.

               Each of ITS' three shareholders, Daniel J. McGrew, Lynne G. McGrew and Warren L. Norris, entered into a covenant not to compete with DPRC in the geographic area in which ITS' business was conducted at the time of the acquisition.

               At the time of the acquisition, there was no material relationship between ITS (including its officers, directors and shareholders) and DPRC or any of its affiliates, or any director or officer of DPRC, or any associate of any such officer or director.

               DPRC did not incur any additional indebtedness in financing the Purchase Price, but instead used existing internal cash reserves that were accumulated primarily from the March 1998 sale of DPRC's 5 1/4% Convertible Subordinated Notes due 2005.

               (b) At the time of the acquisition, ITS was engaged in the information technology staffing and consulting business, primarily in supporting SAP packaged implementations. ITS operated its business primarily from its facility in Dallas, Texas, although it did have branch offices in Houston, Texas; Atlanta, Georgia and Denver, Colorado. DPRC presently intends for ITS, as an operating division of DPRC, to continue to engage in the information technology staffing business in substantially the same manner and for the same purpose.

Item 7.  Financial Statements and Exhibits.

               (a) No financial statements are required by this Item 7 pursuant to Rule 3-05(b) of Regulation S-X.
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DATA PROCESSING RESOURCES CORPORATION
                                          (Registrant)


Dated: August 18, 1999        By: /s/ Richard D. Tipton
                                  -----------------------------------
                                      Richard D. Tipton
                                      Vice President, General Counsel
                                      and Secretary

                                      3.